EXHIBIT 99.1

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                              FOR IMMEDIATE RELEASE

             DEL LABORATORIES, INC. ANNOUNCES MANAGEMENT CHANGES AND
                        FINANCIAL ANALYST CONFERENCE CALL
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UNIONDALE, NY (August 15, 2005)--Del Laboratories, Inc. announced today the resignation of William McMenemy as President and Chief Executive Officer, effective August 19, 2005. Mr. McMenemy will continue to serve on the Board of Directors. The Company also announced that Charles J. Hinkaty, currently Del's Chief Operating Officer, has been appointed President and Chief Executive Officer, and will continue as a member of the Board of Directors.

Mr. Hinkaty joined the Company in 1985 as President of Commerce Drug Company (now Del Pharmaceuticals, Inc.). He was elected to the Board of Directors in 1986 and is a member of the Executive Committee. Prior to joining the Company, Mr. Hinkaty was a Vice President at Citibank, before which he spent 12 years at Bristol-Myers in a variety of marketing and general management positions. From 1999 to 2001, Mr. Hinkaty chaired the Consumer Healthcare Products Association.

"I am honored to accept this position and excited about the many opportunities for our business," said Mr. Hinkaty. "With our strong brands and the talent that resides in the organization, we have a solid foundation on which to continue to build for the future."

The Company will hold its financial analyst conference call on Tuesday, August 16, 2005 at 11:00 a.m. eastern time to discuss its results for the second quarter ended June 30, 2005. Participants may join the call by dialing 866-835-8893, code Del Labs.

Del Laboratories, Inc., markets and manufactures cosmetics and over the counter pharmaceuticals. The Company's two flagship brands, Sally Hansen(R) and Orajel(R), are both leaders in their respective categories, and continue to build revenues and market share.

            CONTACT:    Enzo J. Vialardi
                        Executive Vice President and Chief Financial Officer 726 EAB Plaza, PO Box 9357
                        Uniondale, NY 11553-9357
                        (516) 844-2050